Exhibit 99.8

TERMINATION AGREEMENT

February 28, 2019

Reference is made to that certain Investor Rights Agreement (the “Agreement”), dated as of October 11, 2013, among (i) 21Vianet Group, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), (ii) Sheng Chen (“SC”), (iii) Jun Zhang (“JZ” and together with SC, the “Founders”), (iv) Personal Group Limited, a British Virgin Islands company, Fast Horse Technology Limited, a British Virgin Islands company, Beacon Capital Group Inc., a British Virgin Islands company, Sunrise Corporate Holding Ltd., a British Virgin Islands company and Moomins Inc., a British Virgin Islands company (collectively, the “Founder Affiliates” and together with the Founders, the “Founder Parties”) and (v) Esta Investments Pte Ltd, a company incorporated under the laws of Singapore (the “Investor”). Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company, the Founder Parties and the Investor desire to terminate the Agreement effective on the date of this Termination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Termination. Each of the Company, each Founder Party and the Investor hereby agrees to terminate the Agreement pursuant to Section 5.07 (Amendment; Termination) thereof, provided that Sections 4.01 (Public Announcements) and 4.05 (Indemnification) of the Agreement and any liability or obligation contemplated thereunder shall continue in full force and effect in accordance with the terms of the Agreement and shall survive termination of the Agreement. Effective as of the date hereof and subject to the foregoing, the Agreement shall terminate and be of no further force and effect. Notwithstanding any provision of the Agreement to the contrary, no party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein.

Section 2. Due authorization. Each party hereto hereby represents and warrants that the signature to this Termination Agreement has been duly authorized by all necessary corporate action on its part and that the officer executing this Termination Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Termination Agreement.

Section 3. Severability. Whenever possible, each provision of this Termination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4. Counterparts. This Termination Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 5. Notices. All notices, requests and other communications to any party under this Termination Agreement shall be in writing (including facsimile transmission and email transmission, so long as a receipt of such facsimile or email transmission is requested and received) and shall be given:

if to the Company, to:

21Vianet Group, Inc.

M5, 1 Jiuxianqiao East Road

Chaoyang District

Beijing 100016

The People’s Republic of China

Attention: Office of the Chief Financial Officer

Facsimile: (86 10) 8456 2121

Email: liu.xiao@21vianet.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attention: Will H. Cai

Facsimile: +852 3910 4891

Email: will.cai@skadden.com

if to any Founder Party, to:

c/o M5, 1 Jiuxianqiao East Road,

Chaoyang District

Beijing 100016

The People’s Republic of China

Attention: Office of the Chief Financial Officer

Facsimile: (86 10) 8456 2121

Email: liu.xiao@21vianet.com

if to the Investor, to:

Esta Investments Pte Ltd

60B Orchard Road, #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

Attention: Eugene Huang

Email: eugenehuang@temasek.com.sg

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

Hong Kong Club Building

3A Chater Road

Central

Hong Kong

Attention: James C. Lin

Facsimile: +852 2533 1768

Email: james.lin@davispolk.com

or such other address or facsimile number as the parties may hereafter specify by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6 Governing Law; Waiver Of Jury Trial.

(a)            This Termination Agreement, the rights and obligations of the parties hereto, and all claims or disputes relating hereto, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules of such state.

(b)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

ESTA INVESTMENTS PTE LTD

By:	/s/ Ang Peng Huat
Name: Ang Peng Huat
Title: Authorized Signatory

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

21VIANET GROUP, INC.

By:	/s/ SHENG CHEN
Name: SHENG CHEN
Title:

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

/s/ SHENG CHEN
SHENG CHEN

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

/s/ JUN ZHANG
JUN ZHANG

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

PERSONAL GROUP LIMITED

By:	/s/ SHENG CHEN
Name:
Title:

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

FAST HORSE TECHNOLOGY LIMITED

By:	/s/ SHENG CHEN
Name:
Title:

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

BEACON CAPITAL GROUP INC.

By:	/s/ SHENG CHEN
Name:
Title:

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

SUNRISE CORPORATE HOLDING LTD.

By:	/s/ SHENG CHEN
Name:
Title:

[Signature page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first set forth above.

MOOMINS, INC.

By:	/s/ JUN ZHANG
Name: JUN ZHANG
Title: DIRECTOR

[Signature page to Termination Agreement]